EXHIBIT 99.1


STEELCLOUD [LOGO]
transforming technology into results

1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
E-mail: info@steelcloud.com, www.steelcloud.com
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FOR INVESTOR OR MARKETING INFORMATION CONTACT:
                                    WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124
FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT www.steelcloud.com
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PRESS RELEASE
For Immediate Distribution

    STEELCLOUD SCHEDULES CONFERENCE CALL FOR FIRST QUARTER FINANCIAL RESULTS

Dulles, VA (March 3, 2005) - SteelCloud Inc. (Nasdaq: SCLD), a leading supplier of network security products, custom integration and professional IT services, announced today they will release financial results for their 2005 first fiscal quarter, which ended January 31, 2005. The press announcement will occur on Thursday, March 10, 2005.

The Company will also hold a telephone conference call at 11:00 a.m. EST on Thursday, March 10, 2005 to discuss the release. Thomas P. Dunne, SteelCloud Chairman and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-243-6403, or 1-312-461-0745 for international calls, and reference "SteelCloud." A recording of the conference call will be available until 11:59 p.m. EST on March 23, 2005, and will be accessible by dialing 1-800-839-6713, or 1-402-220-2306 for international calls, and key in 6990787.

ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, custom integration and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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